Exhibit 4.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT dated as of July 15, 2003, and effective as of June 1, 2003 (this “Amendment”), is made by and among Alternative Resources Corporation (“ARC”), ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers Inc., ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC (collectively, the “Borrowers”), and Fleet Capital Corporation (the “Lender”).

WHEREAS, the Borrowers and the Lender are parties to a Credit and Security Agreement dated as of January 31, 2002, as amended by a First Amendment to Credit Agreement and Waiver dated as of August 8, 2001, a Second Amendment to Credit Agreement dated as of August 30, 2002, a Third Amendment to Credit Agreement dated as of November 14, 2002, and a Waiver, Joinder and Fourth Amendment to Credit Agreement dated as of December 27, 2002, and a Fifth Amendment to Credit Agreement and Waiver dated as of April 14, 2003 (as so amended, the “Credit Agreement”);

WHEREAS, the Credit Agreement provides for the Lender to make overadvances (the “Overadances”) for the benefit of the Borrowers until December 31, 2003, or such later date as the Lender may agree in writing, in an aggregate amount outstanding from time to time of up to $2,000,000 (the “Overadvance Limit”), as reduced from time to time;

WHEREAS, Wynnchurch has executed and delivered the Wynnchurch Guaranty, pursuant to which Wynnchurch has guarantied to the Lender the repayment of the Overadvances up to the Overadvance Limit, as reduced from time to time;

WHEREAS, the terms of the Credit Agreement and the Wynnchurch Guaranty respectively provide that the Overadvance Limit and the amount of Overadvances guarantied by Wynnchurch shall respectively be reduced from time to time upon the payment in cash by Bluecurrent, Inc. (“Bluecurrent”) to the Borrowers of amounts due in respect of accounts receivable owing by Bluecurrent to the Borrowers (the “Bluecurrent Receivables”), on a dollar for dollar basis in an amount equal to such payments;

WHEREAS, the Borrowers received a payment on or about May 29, 2003 in the amount of approximately $850,000 in respect of the Bluecurrent Receivables (the “Initial Bluecurrent Payment”) and have requested that the Lender amend the provisions of the Credit Agreement to eliminate the reduction of the Overadvance Limit that would result from the Initial Bluecurrent Payment, so that only payments received in respect of the Bluecurrent Receivables after the Initial Bluecurrent Payment shall result in a reduction of the Overadvance Limit, on a dollar for dollar basis in an amount equal to such payments;

WHEREAS, Wynnchurch has agreed to amend the Wynnchurch Guaranty to eliminate the reduction in the amount of Overadvances guarantied thereunder that would result from the payment of Initial Bluecurrent Payment, so that only payments received in respect of the Bluecurrent Receivables after the Initial Bluecurrent Payment shall result in a reduction of the amount of Overadvances guarantied thereunder, on a dollar for dollar basis in an amount equal to such payments.

WHEREAS, the Lender has agreed to amend the provisions of the Credit Agreement to eliminate the reduction of the Overadvance Limit resulting from the Initial Bluecurrent Payment, subject to the terms, conditions and limitations set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.                                       Capitalized Terms.

Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.                                       Amendment to Credit Agreement.

Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Borrowers and the Lender agree that the Credit Agreement is hereby amended, effective as of June 1, 2003, as follows:

(a)                                  Amendments to Section 1.1 of the Credit Agreement.

(i)                                     The following new definition of “Bluecurrent” is hereby inserted in Section 1.1 in appropriate alphabetical order:

“’Bluecurrent’ means Bluecurrent, Inc.”

(ii)                                  The following new definition of “Initial Bluecurrent Payment” is hereby inserted in Section 1.1 in appropriate alphabetical order:

“’Initial Bluecurrent Payment’ means an initial payment, in the amount of approximately $850,000, paid on or about May 29, 2003 by Bluecurrent to the Borrowers in respect of certain disputed accounts receivable owing by Bluecurrent to the Borrowers.”

(iii)                               The definition of “Initial Overadvance Amount” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“’Initial Overadvance Limit’ means $2,000,000; provided that the Initial Overadvance Limit shall be reduced from time to time, upon the payment in cash by Bluecurrent to the Borrowers of amounts due in respect of accounts receivable owing by Bluecurrent to the Borrowers, on a dollar for dollar basis in an amount equal to such cash payments; provided further that no reduction in the Initial Overadvance Limit shall become effective until three days after (a) the Lender has received written notice from the Borrowers of the receipt of the applicable cash payment and (b) the application of such cash payment to the outstanding Loans; and provided further that the Initial Overadvance Limit shall not be reduced as a result of the Initial Bluecurrent Payment.”

3.                                       No Default; Representations and Warranties, etc.

The Borrowers hereby represent, warrant and confirm that: (a) the representations and warranties of the Credit Parties contained in Article 5 of the Credit Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Borrowers are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents; (c) after giving effect to this Amendment, no Default has occurred and is continuing; and (d) the execution, delivery and performance by the Borrowers of this Amendment (i) have been duly authorized by all necessary action on the part of the Borrowers, (ii) will not violate any applicable law or regulation or the organizational documents of any Borrower, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Borrower or any of its assets, including without limitation, any Subordinated Debt Document, and (iv) do not require any consent, waiver or approval of or by any Person (other than the Lender) which has not been obtained.

4.                                       Conditions to Effectiveness.

This Amendment shall become effective, as of June 1, 2003, upon satisfaction of the following conditions precedent:

(a)                                  The Lender shall have received counterparts of this Amendment duly executed by each of the Borrowers;

(b)                                 The Lender shall have received a Certificate of the Secretary of ARC, certifying that this Amendment has been duly authorized by the Boards of Directors of ARC and each of its Subsidiaries; and

(c)                                  The Borrowers and Wynnchurch shall have executed and delivered to the Lender an amendment to the Wynnchurch Guaranty, in form and substance satisfactory to the Lender, providing for the elimination of the automatic reduction in the amount of Overadvances guarantied thereunder resulting from the payment of Initial Bluecurrent Payment.

5.                                       Miscellaneous.

(a)                                  Except as specifically amended hereby, all of the terms and provisions of the Credit Agreement, the other Loan Documents and all related documents, shall remain in full force and effect.  Nothing contained herein shall constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.  Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(c)                                  This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)                                 The Borrowers shall reimburse the Lender for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS

ALTERNATIVE RESOURCES CORPORATION

By:
Name:
Title:

ARC SERVICE, INC.

By
Name:
Title:

ARC SOLUTIONS, INC.

By
Name:
Title:

ARC MIDHOLDING, INC.

By
Name:
Title:

WRITERS INC.

By
Name:
Title:

ARC TECHNOLOGY MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

ARC STAFFING MANAGEMENT LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

ARC SHARED SERVICES LLC

By: ARC SERVICE, INC., its Manager and sole member

By:
Name:
Title:

LENDER

FLEET CAPITAL CORPORATION, as Lender

By:
Name:
Title:

ISSUING LENDER

FLEET NATIONAL BANK, as Issuing Lender

By
Name:
Title:

CASH MANAGEMENT BANK

FLEET NATIONAL BANK, as Cash Management Bank

By
Name:
Title: